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                                                                   EXHIBIT 23.4

                        CONSENT OF SALOMON BROTHERS INC

  We hereby consent to the use of our name and to the description of our opinion letter dated August 25, 1996, under the caption "THE MERGER--Opinions of Salomon and Baird" in, and to the inclusion of such opinion letter as Annex B to, the Joint Proxy Statement/Prospectus of Career Horizons, Inc. and AccuStaff Incorporated, which supplement to the Joint Proxy Statement/Prospectus is part of the Amendment No. 1 to the Registration Statement on Form S-4 of AccuStaff Incorporated. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          SALOMON BROTHERS INC

New York, New York

October 4, 1996